

<ARTICLE>                                 5
<LEGEND>
                                        This schedule contains summary
                                        finacial information extracted
                                        from the 1995 consolidated
                                        financial statements of
                                        AmeriKing, Inc. (formerly NRE
                                        Holdings, Inc.) and is
                                        qualified in its entirety by
                                        reference to such financial
                                        statements.
</LEGEND>
<MULTIPLIER>                              1,000

<PERIOD-TYPE>                             YEAR
<FISCAL-YEAR-END>                         DEC-31-1995
<PERIOD-START>                            JAN-01-1995
<PERIOD-END>                              JAN-01-1996
<CASH>                                    1,887
<SECURITIES>                              0
<RECEIVABLES>                             1,118 <F1>
<ALLOWANCES>                              0
<INVENTORY>                               1,009
<CURRENT-ASSETS>                          5,232 <F2>
<PP&E>                                    32,303
<DEPRECIATION>                            3,846
<TOTAL-ASSETS>                            107,236 <F3>
<CURRENT-LIABILITIES>                     18,434 <F4>
<BONDS>                                   79,270 <F5>
<PREFERRED-MANDATORY>                     0
<PREFERRED>                               0 <F6>
<COMMON>                                  0 <F7>
<OTHER-SE>                                8,743 <F8>
<TOTAL-LIABILITY-AND-EQUITY>              107,236
<SALES>                                   139,572
<TOTAL-REVENUES>                          139,572 <F9>
<CGS>                                     44,798
<TOTAL-COSTS>                             123,181 <F10>
<OTHER-EXPENSES>                          728 <F11>
<LOSS-PROVISION>                          0
<INTEREST-EXPENSE>                        8,834 <F12>
<INCOME-PRETAX>                           1,727
<INCOME-TAX>                              825
<INCOME-CONTINUING>                       0
<DISCONTINUED>                            0
<EXTRAORDINARY>                           0
<CHANGES>                                 0
<NET-INCOME>                              902
<EPS-PRIMARY>                             902 <F13>
<EPS-DILUTED>                             803 <F14>


<F1> Figure for receivables is net of allowances for doubtful accounts.

<F2> Includes prepaid expenses of $1,218.

<F3> Includes goodwill of $66,847 (net of amortization) and deferred financing costs of $3,096, deferred organization costs of $220 and franchise agreement expenses of $3,384 (each net of amortization) resulting from prior acquisitions by AmeriKing, Inc. See the "Prospectus Summary" and
"Business-Business Strategy" sections of the AmeriKing Registration Statement for a discussion of AmeriKing's acquisitions.









<F4> Includes current portion of long-term debt of $10,741 as of January 1,
1996. Management expects to refinance on a long-term basis all but $121 of the current portion of long-term debt.

<F5> Includes long-term debt of $79,094 (net of the current portion of long-term debt) and capitalized leases of $176 (net of the current portion of capitalized leases). As of January 1, 1996, outstanding long-term debt of AmeriKing on a consolidated basis consisted of (i) senior secured indebtedness comprised of two term loans of $41,750 (net of current portion) and $19,600
(net of current portion), (ii) a promissory note of $1,744 (net of current portion), (iii) senior subordinated notes in the aggregate principal amount of $11,000, (iv) seller notes in the aggregate principal amount of $4,400 and (v) a junior subordinated note in the principal amount of $600. For a description of the terms of AmeriKing's long-term debt, see
"Description of Certain Indebtedness" in the AmeriKing Registration Statement and Footnote 5 to AmeriKing's fiscal 1995 consolidated financial statements.

<F6> As of January 1, 1996, AmeriKing had 7,501 shares of preferred stock, $.01 par value per share, outstanding. For a description of AmeriKing's preferred stock as of January 1, 1996, see AmeriKing's fiscal 1995 Consolidated
Statement of Stockholders' Equity and Footnote 7 to AmeriKing's fiscal 1995 Notes to Consolidated Financial Statements.

<F7> As of January 1, 1996, AmeriKing had 1,000 shares of common stock, $.01 par value per share, outstanding. For a description of AmeriKing's common stock as of January 1, 1996, see AmeriKing's fiscal 1995 Consolidated Statement of Stockholders' Equity and Footnote 7 of AmeriKing's fiscal 1995 Consolidated Financial Statements.

<F8> Consists of $7,600 of additional paid in capital and $1,143 of retained earnings.

<F9> In fiscal 1995, AmeriKing's revenues were derived exclusively from sales generated by its Burger King restaurants.

<F10> In fiscal 1995, AmeriKing's total costs consisted of (i) cost of sales of $44,798, (ii) restaurant labor and related costs of $34,526, (iii) occupancy expenses of $15,454, (iv) depreciation and amortization expenses of $4,927, (v) advertising costs of $6,330, (vi) royalties of $4,788 and (vii) other operating expenses of $12,358. For a description of AmeriKing's operating costs, see AmeriKing's fiscal 1995 Consolidated Statement of Operations.

<F11> Includes depreciation expense of $199 for AmeriKing's office and management and directors' fees of $529.

<F12> Consists of $8,323 of interest expense and $511 of amortization of deferred costs during fiscal 1995.

<F13> Earnings per share (before recapitalization) for fiscal 1995 were $902.
For information on AmeriKing's earnings per share for fiscal 1995, see AmeriKing's 1995 consolidated financial statements. For a description of AmeriKing's recapitalization, see AmeriKing's Registration Statement, "Description of Capital Stock-The Recapitalization".

<F14> Earnings per share on a fully diluted basis (before recapitalization) were
$803. Assumes the exchange of all outstanding warrants as of January 1, 1996 into 112.36 shares of AmeriKing common stock, and the conversion of all outstanding options as of January 1, 1996 into 11.24 shares of AmeriKing common stock. For a description of AmeriKing's outstanding warrants and options, see AmeriKing's Registration Statement "Principal and Selling Stockholders". For a description of AmeriKing's recapitalization, see AmeriKing's Registration Statement "Description of Capital Stock-The Recapitalization".
